UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 17, 2011

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director

On November 17, 2011, the Board of Directors, upon recommendation of the Corporate Governance Committee, elected Lee M. Thomas as a new director, effective as of December 1, 2011. A copy of the press release announcing Mr. Thomas' election is attached hereto as Exhibit 99.1.
At the present time, Mr. Thomas has not been named to any committee of the Board of Directors and it is premature to state which committee(s), if any, Mr. Thomas may expect to be named to in the future.
There is no arrangement or understanding between Mr. Thomas and any other person pursuant to which Mr. Thomas was elected as a director of the Company. There are no transactions in which Mr. Thomas has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Thomas will participate in the standard director compensation arrangements described on pages 14 through 16 of our 2011 Annual Meeting Proxy Statement, filed with the Commission on March 18, 2011.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being furnished, not filed, pursuant to Item 5.02 of Form 8-K:
99.1    Press release, dated November 22, 2011, entitled "Lee M. Thomas Elected to DuPont Board of Directors".

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

November 22, 2011

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